Exhibit 99.1

Hot Topic, Inc. Reports Third Quarter Financial Results, Announces Cost Reduction Plan and Fourth Quarter Guidance

CITY OF INDUSTRY, Calif.--(BUSINESS WIRE)--November 16, 2010--Hot Topic, Inc. (Nasdaq: HOTT), today reported net income in the third quarter of fiscal 2010 (13 weeks ended October 30, 2010) of $0.4 million, or $0.01 per share, compared to $5.8 million, or $0.13 per share, in the third quarter of fiscal 2009 (13 weeks ended October 31, 2009). The third quarter results include the previously announced non-cash asset impairment charge of $3.0 million, or $0.04 per diluted share, related to the impairment of ShockHound assets.

Total sales for the third quarter of fiscal 2010 decreased 3.4% to $183.2 million compared to $189.6 million for the third quarter last year. Total company comparable store sales declined 5.0% for the third quarter of fiscal 2010. A summary of the sales results by division was included in the October sales release.

At the end of the third quarter of fiscal 2010, the company operated 680 Hot Topic stores and 155 Torrid stores compared to 680 Hot Topic stores and 156 Torrid stores at the end of the third quarter of fiscal 2009. During the third quarter of fiscal 2010, the company opened four new Hot Topic stores and closed three stores. The company also remodeled or relocated nine Hot Topic stores during the quarter.

The company is also announcing that it has developed and is in the process of implementing a cost reduction plan to meet the challenges of the current environment. Beginning in 2011, these efforts are expected to result in an estimated annual pre-tax income improvement of approximately $13 million.

The key elements of this plan are as follows:

  Closure of approximately 40 to 50 underperforming store locations by the end of the first quarter of 2011. These closures will occur as a result of natural lease expirations, exercising lease kick out clauses and other negotiations. The company expects to incur costs of approximately $6 million, primarily in the fourth quarter of 2010. These costs are associated with the write down of store assets, early lease terminations and store management severance.
  Reduction of capital expenditures for 2011 to approximately $20 million from an estimated $30 to $32 million in 2010.
  Reduction of approximately 14% of the home office and field management positions plus planned savings in other non-payroll overhead expenses. The company expects to incur approximately $2 million in expenses in the fourth quarter of 2010 primarily related to severance and outplacement.

The company issued fourth quarter (13 weeks ending January 29, 2011) guidance of earnings in the range of $0.11 to $0.14 per diluted share, excluding the costs associated with the cost reduction plan. This guidance is based upon a low-single-digit decline in comparable store sales. The company expects to incur the additional costs primarily in the fourth quarter, as previously discussed related to the implementation of the cost reduction plan, that will equate to approximately $8 million or $0.11 per diluted share.

A conference call to discuss third quarter results, business trends, guidance and the cost reduction plan is scheduled for November 17, 2010 at 4:30 PM (ET). The conference call number is 800-706-7749, pass code “Hot Topic”, and will be accessible to all interested parties. It will also be webcast on the company’s Investor Relations website located at http://investorrelations.hottopic.com. A replay of the conference call will be available at 888-286-8010, pass code 29783398, for approximately two weeks. In addition, a webcast replay of the conference call will be available on the company’s Investor Relations website for approximately two weeks.

Hot Topic, Inc. is a mall and web based specialty retailer operating the Hot Topic and Torrid concepts, as well as the e-space music concept, ShockHound. Hot Topic offers music/pop culture-licensed and music/pop culture-influenced apparel, accessories, music and gift items for young men and women principally between the ages of 12 and 22. Torrid offers apparel, lingerie, shoes and accessories designed for various lifestyles for plus-size females principally between the ages of 15 and 29. ShockHound (www.shockhound.com) is a genre-spanning music website where people of all ages can purchase MP3s and music merchandise, share their music interests, read the latest music news and view exclusive editorial content.

In addition to historical information, this news release and the aforementioned conference call contain forward-looking statements, which may include statements relating to financial results, guidance, store and online operations (including closures, remodels and relocations), projections and other financial performance including cost reductions. These statements involve risks and uncertainties, including risks and uncertainties associated with meeting expected financial results, fluctuations in sales and comparable store sales results, our online music site, music, license and fashion trends, competition from other retailers, uncertainties generally associated with specialty retailing, technology and other risks associated with Internet sales, the effect of negative conditions in the economic environment (including global capital and credit markets), the effect of severe weather or natural disasters, political and/or social changes or events that could negatively impact shopping patterns and/or mall traffic, relationships with mall developers and operators, relationships with our vendors, litigation proceedings and contingent liabilities, as well as other risks detailed in the company’s SEC reports including its Annual Report on Form 10-K for the year ended January 30, 2010 and its Quarterly Reports on Form 10-Q. Historical results achieved are not necessarily indicative of the future prospects of the company, and actual results or circumstances could differ materially from the forward-looking statements.

HOT TOPIC, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	Oct. 30, 2010	Oct. 31, 2009

Net sales	$183,219	$189,568
Cost of goods sold, including buying, distribution and occupancy costs	118,669	119,674
Gross margin	64,550	69,894
Selling, general & administrative expenses	64,229	60,260
Income from operations	321	9,634
Interest income-net	114	93
Income before income taxes	435	9,727
Provision for income taxes	45	3,878
Net income	$390	$5,849

Earnings per share:
Basic and Diluted	$0.01	$0.13
Shares used in computing earnings per share:
Basic	44,616	44,143
Diluted	44,662	44,497

	Nine Months Ended
	Oct. 30, 2010	Oct. 31, 2009

Net sales	$495,873	$522,485
Cost of goods sold, including buying, distribution and occupancy costs	330,838	342,803
Gross margin	165,035	179,682
Selling, general & administrative expenses	178,066	173,622
(Loss)income from operations	(13,031)	6,060
Interest income-net	246	446
(Loss) income before (benefit) provision for income taxes	(12,785)	6,506
(Benefit) provision for income taxes	(5,128)	2,609
Net (loss) income	$(7,657)	$3,897

(Loss) earnings per share:
Basic and Diluted	$(0.17)	$0.09
Shares used in computing (loss) earnings per share:
Basic	44,526	44,069
Diluted	44,526	44,413

HOT TOPIC, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	Oct. 30, 2010	Oct. 31, 2009
Current Assets:
Cash, cash equivalents and short-term investments	$57,952	$91,424
Inventory	90,743	91,393
Prepaid expenses and other	22,421	14,503
Deferred tax assets	6,036	6,183
Total current assets	177,152	203,503
Property and equipment, net	130,522	145,253
Deposits and other	4,258	3,129
Long-term investments	2,480	8,184
Deferred tax assets	6,113	8,834
Total assets	$320,525	$368,903

Current Liabilities:
Accounts payable	$29,785	$27,932
Accrued liabilities	35,023	34,222
Income taxes payable	538	654
Total current liabilities	65,346	62,808
Deferred rent	28,594	33,219
Deferred compensation liability	4,094	2,924
Income taxes payable	2,380	1,850
Total liabilities	100,414	100,801
Total shareholders’ equity	220,111	268,102
Total liabilities and shareholders’ equity	$320,525	$368,903

OTHER DATA
(Dollars in thousands)
(Unaudited)

	Nine Months Ended
	Oct. 30, 2010	Oct. 31, 2009
Depreciation and amortization	$29,397	$28,438
Capital expenditures	$23,739	$19,518

Total company store square footage	1,585,000	1,584,000
Hot Topic average store size	1,762	1,757
Torrid average store size	2,496	2,495

CONTACT:
Hot Topic, Inc., City of Industry, CA
Jim McGinty, CFO
626-839-4681 x2675